                            THIRD AMENDMENT
                                   TO
                        JOINT VENTURE AGREEMENT


     This THIRD AMENDMENT to JOINT VENTURE AGREEMENT (this "Amendment") is entered into and effective as of March 31, 2000, by and among Solutia Inc. ("Solutia"), and FMC Corporation ("FMC").


                              RECITALS:
                              --------

A. FMC and Solutia are parties to that certain Joint Venture Agreement dated as of April 29, 1999, as amended by the First Amendment to Joint Venture Agreement dated as of December 30, 1999, and as amended by the Second Amendment to Joint Venture Agreement dated as of February 10, 2000 (as amended, the "JVA").

B. FMC and Solutia desire to amend the JVA on the terms and conditions contained herein.

                              AMENDMENT
                              ---------

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, FMC and Solutia, intending to be legally bound, hereby amend the JVA as follows:

1. DEFINITIONS. Capitalized terms used and not otherwise defined herein have the meanings given them in the JVA.

2. EFFECTIVE DATE. For all purposes, FMC and Solutia hereby agree that the "Effective Date" is and shall be April 1, 2000.

3.  AMENDMENTS TO EXISTING PROVISIONS OF THE JOINT VENTURE AGREEMENT.

     3.1.  APPENDIX 1.15 (FIELD OF AGREEMENT) TO THE JVA.

     At the end of Section I of Appendix 1.15, after the phrase
     "Phosphorus Chemicals", the phrase "and Non-Phosphorus Containing Detergents" is hereby added.

     In addition, a new Section VI is hereby added to Appendix 1.15 as follows:

     "VI. Non-Phosphorus Containing Detergents shall mean all patents and patent applications listed in Attachment C to this Appendix; trade secrets, technology and know-how directly related thereto, and all rights related to the foregoing, and with respect to Solutia, subject to that certain license agreement dated as of December 16, 1998 by and between Solutia Inc. and Nippon Shokubai Co. Ltd. (the "Builder U License") for detergent uses of Builder U (polymeric acetal carboxylate or derivative thereof), and patent rights and know-how and trade secrets related thereto; provided, however the Builder U License shall be assigned to the Joint Venture, but Solutia shall retain the right to receive all royalty payments under the Builder U License and any such royalty payments received by the Joint Venture shall be promptly remitted to Solutia."

     3.2.  PARTIES IN INTEREST IN THE JOINT VENTURE.
     The first sentence of Section 5.1 of the JVA is deleted and replaced with the following:

     "Except as otherwise expressly set forth herein, the Parties shall each have a direct or indirect fifty percent (50%) interest in the Joint Venture, and control of the Joint Venture shall be shared equally between the Parties."

     3.3. APPENDIX 7.1. Appendix 7.1 is deleted and replaced with the new Appendix 7.1 attached hereto.

     3.4.  SEVERANCE.
     Section 13.4 of the JVA is deleted in its entirety and replaced with the following:

     "13.4. In any country, including the United States, costs of redundancies of marketing, administrative, and technical personnel resulting from the formation of the Joint Venture shall be for the account of FMC or Solutia, as the case may be (collectively, "MAT Severance Costs"), with each of Solutia and FMC paying its own MAT Severance Costs. Each party shall indemnify the Joint Venture and each other against any such MAT Severance Costs."

     3.5.  OPEB.
     Section 13.6 of the JVA is deleted in its entirety and replaced with the following:

     "13.6. The Joint Venture will reimburse Solutia for all costs incurred in connection with claims by the JV Retirees for coverage or benefits under any Solutia Plan and will pay an equal amount to FMC, provided that the Joint Venture shall not be required to reimburse Solutia for any costs to the extent such costs result from liabilities which exceed in the aggregate $30 million. "Solutia Plan" shall mean any medical or life insurance plan for the benefit of any JV Retiree sponsored by (i) Solutia; or (ii) Monsanto Company ("Monsanto") but only to the extent Solutia is responsible for benefits and costs thereunder pursuant to the Employee Benefits and Compensation Allocation Agreement between Monsanto and Solutia dated as of September 1, 1997. Solutia agrees that it will not amend any Solutia Plan if such amendment would increase the Joint Venture's cost under this section, except that it may amend the plan if ordered to do so by a court with jurisdiction to make such order, including without limitation, an order issued by the court in Solutia v. Forsberg, et al. and related cases pending in the Northern District of Florida approving a class action settlement. "JV Retirees" shall mean (i) individuals (and their eligible dependents) who, prior to the Effective Date, were employees of Solutia or Monsanto's (or Monsanto's predecessors) respective Phosphorus Chemicals business and who, on the Effective Date, are no longer employed by Solutia (including those individuals on long-term disability), (ii) the active employees as of the Effective Date (and their eligible dependents), including employees on short term and long term disability, of Solutia's Phosphorus Chemicals business who do not join the Joint Venture for any reason and who terminate employment with Solutia for any reason within 6 months following the Effective Date, (iii) the active employees (and their eligible dependents) of Solutia's Phosphorus Chemicals business who on or after the Effective Date become former employees of Solutia and become employees of the Joint Venture and subsequently terminate employment for any reason with the Joint Venture, and (iv) without duplication of the foregoing, the active employees as of the Effective Date (and their eligible dependents) at Solutia's Augusta plant who subsequently terminate employment with Solutia, the Joint Venture, or any purchaser of the Augusta plant for any reason.

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     Each year Solutia will cause the Solutia Plan actuary or other appropriate person to prepare a statement of the liabilities as of January 1 and the expected costs for the year associated with the JV Retirees. Solutia will invoice the Joint Venture annually on or about July 1 of each year for the estimated costs described in this Section for such year and for any costs associated with determining the liabilities and costs, providing appropriate documentation. Such invoice shall also include a statement of the actual costs for the preceding year (if any) and reflect an appropriate adjustment for the amount by which the previous year's estimated payment differed from the actual costs. The Joint Venture will pay such invoice within 30 days of the date of the invoice. Solutia will forward a copy of its invoice to FMC simultaneously with forwarding a copy of the invoice to the Joint Venture. FMC will invoice the Joint Venture for the same amount as appears on the Solutia invoice and the Joint Venture will pay such FMC invoice within 30 days of the date of such invoice.

     At Solutia's option any time after the date which is six months after the Effective Date, Solutia may cause coverage under any Solutia Plan to be terminated for JV retirees and require the Joint Venture to adopt a plan providing for identical coverage for the JV retirees (the "JV Plan") and to maintain the JV Plan for so long as Solutia maintains a plan providing such coverage for its retirees, provided that Solutia may not require the Joint Venture to adopt or maintain any JV Plan to the extent the liability for such plan exceeds $30 million. The Joint Venture may require Solutia to provide the administrative services necessary for the JV Plan, provided it agrees to reimburse Solutia for the costs of providing such services. To the extent Solutia exercises the option in this Section, (i) the Joint Venture's obligation to reimburse Solutia set forth above shall be eliminated from the effective date of the adoption of the JV Plan, (ii) FMC shall have the option of terminating coverage under its plans for a group of retirees to the extent necessary to provide for transfer of an equal liability to the JV as that which would result from the adoption of the JV plan, and (iii) if FMC elects not to so terminate such coverage, the Joint Venture shall be obligated to pay FMC an amount equal to the costs incurred by the JV retirees for coverage or benefits under the JV Plan and any related administrative costs.

     On the Effective Date, the Joint Venture will assume an equal amount of liabilities from FMC and Solutia for: (i) incurred but not reported employee and retiree medical and dental expenses, and
     (ii) FAS 112 liability associated with each Group's Phosphorus Chemicals business (and if necessary to equalize such amounts, from other businesses of a party that such party no longer owns)."

     3.6.  SECTION 15.2.

     The second sentence of Section 15.2(c)(i) is deleted and replaced with the following:

     [*** ** ** ********** **** *** ********* ******* ******* *** *****
     ******* ** ************ **** ******* *** *** ***** ******** ***
     ***** **** **** ***** ** ******** ***** ****** *** ***********
     ********* ** ** ***** ** *** ******************* *** *** **
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     ******* ************* * ****** ******** *** ************* ***
     ****** ************

     *** ********* ** ***** ** *** *** ** ******* ************

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

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     ********* ***** ***** ** * **** ** *** ** *** **** *** ******* **
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     **** *** *** ***** ** **** ******* ************ *** ***** ** ****
     ******* ***** *********]

     3.7.  THIRD PARTY BENEFICIARIES.
     Section 23.1 of the JVA is deleted in its entirety and replaced with the following:

     "23.1. THIRD PARTIES. Except as expressly stated herein with respect to members of each Group, no person or entity not a party to this Agreement (including, without limitation, any employee of either Group or the Joint Venture) shall be a third-party beneficiary of any provision of this Agreement, and nothing contained herein shall be construed or deemed to confer any benefit or right upon any third party. Each of FMC and Solutia shall be a third party beneficiary of each document or agreement between the Joint Venture and any member of the other party's Group executed prior to the Effective Date, on the Effective Date or after the Effective Date, whether or not any such document or agreement specifically provides for such third party beneficiary status for so long as such party (or it successors and assigns) owns an interest in the Joint Venture."

     3.8.  ARTICLE 15.2 (c)(iv).

     The reference in Article 15.2 (c)(iv) to "15.3 (c)(ii)" is deleted and replaced with "15.2 (c)(ii)."

4.  NEW SECTIONS TO THE JOINT VENTURE AGREEMENT.
     4.1. BRAZIL. A new paragraph is added to the end of Section 24 of the JVA as follows:

     "Solutia shall vote its interest in Solutia Participacoes, Ltda., which will be the Joint Venture's Subsidiary and which will be renamed following the Effective Date, in precisely the same manner as the Joint Venture votes its interest in Solutia Participacoes, Ltda. Solutia will not take any action with respect to its interest in Solutia Participacoes, Ltda., such as exercising any dissenter's rights, minority rights, or similar rights, that would be contrary to the interests of the Joint Venture in Solutia Participacoes, Ltda. In addition, if, solely due to Solutia's restructuring of its Brazilian Phosphorus Chemicals operations as described on Appendix 24, a sales tax or other transfer or ad valorem tax (collectively, "Sales Tax") is owing that would not otherwise be payable if Solutia transferred its Brazilian Phosphorus Chemicals assets (including the Fosbrasil Interest) into the Joint Venture without any such restructuring, Solutia shall pay the entire amount of any such Sales Tax. In addition, any liability for income tax owing as a result of the restructuring of Solutia's Brazilian Phosphorus Chemicals operations as described on Appendix 24 shall be allocated in accordance with Section 20.2 hereof."

     4.2.  CARTERET.  A new Section 15.11(c) is added as follows:

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     "Notwithstanding the foregoing provisions of this Article 15.11(a), all costs and expenses incurred in connection with the closure, mothballing, dismantling, removal or demolition down to foundation level of the machinery, equipment and structures located at the Carteret, New Jersey location that has been mothballed or idled or are obsolete as of the Effective Date shall be paid as follows: (i) the first [**********] shall be paid solely by the Joint Venture, and (ii) any and all amounts in excess of [**********] shall be paid solely by FMC or FMC shall reimburse the Joint Venture for all such amounts. The Board of Managers of the Joint Venture must approve any expenditures described in this Article 15.11(c)."

     4.3.  SECTION 25.3 DISPUTE RESOLUTION.

     A new Section 25.3 is hereby added as follows:

     "25.3. The Parties agree that in lieu of the procedures set forth in Article 25.1, the dispute resolution procedure for controversies, claims or disputes concerning matters related to the operations of the Joint Venture that may affect compliance of the Pocatello facility with the Pocatello Consent Decree as contemplated under the terms of Article 15.2(c) (the "Consent Decree Matters") shall be as set forth in this Article 25.3. At the request of either party in a written notice to the other party's appointees to the Board, the Parties agree to negotiate in good faith to resolve expeditiously any Consent Decree Matters. Each party shall name a single representative from among its appointees to the Board to resolve the controversy. Unless otherwise specified in writing, such representatives shall be Robert I. Harries for the FMC Group and Dennis Cavner for the Solutia Group. If, after a period of ten (10) business days from the date of such notice, such representatives cannot resolve the Consent Decree Matter under consideration, then any such matter not so resolved shall be referred (by written notice by either party to the other party's general counsel and the other party's representatives to the Board) to the Group Heads, who shall have an initial meeting with respect to such matters within ten (10) business days after the date of such referral notice, and who shall thereafter negotiate in good faith with each other for an additional ten (10) business day period following the date of such initial meeting in an attempt to resolve any open issues. If the Group Heads are unable to resolve such issues within such ten-business-day period, the Parties shall be free to exercise their rights and remedies as contemplated in Articles 25.1 and 25.2 above; provided, however, the Parties agree that during the period in which any Consent Decree Matters have not been resolved, FMC shall have the right to give, and Joint Venture shall be obligated to comply with, reasonable instructions to ensure that the Pocatello facility complies with the Pocatello Consent Decree; provided, however, the parties agree that during the period in which any Consent Decree Matters have not been resolved, FMC shall have the right to suggest recommendations to Joint Venture, which Joint Venture shall, unless Joint Venture reasonably determines such recommendations are unreasonable or unworkable, accept and implement such recommendations."

     4.4.  MISCELLANEOUS SECTION.
     A new Section "SECTION 27. MISCELLANEOUS" is hereby added to the JVA.

     4.5.  BUILDER U.
     A new Section 27.1 is hereby added to the JVA:

     "27.1. BUILDER U. With respect to the Builder U License (as defined in Appendix 1.15), the Joint Venture shall not receive any royalty or other payments thereunder and any royalty payments received by the Joint Venture shall be promptly remitted to Solutia. Furthermore, with respect to the Builder U License, Solutia shall indemnify and hold the Joint Venture harmless from any

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     losses, damages, expenses and claims arising under the Builder U License. The Joint Venture shall fully cooperate with Solutia in connection with the Builder U License, including, with respect to assuring the licensee's performance thereunder, cooperating with Solutia in connection with the foregoing indemnity given by Solutia, the maintenance of the licensed patents, and the defense of the licensee against patent infringement pursuant to the Builder U License."

     4.6.  SALE OF AUGUSTA AND LAWRENCE P2S5 UNIT.
     A new Section 27.2 is hereby added to the JVA:

     "27.2. SALE OF AUGUSTA AND LAWRENCE P2S5 UNIT. Notwithstanding anything contained herein to the contrary, (i) with respect to the sale of the Augusta, Georgia facility by the Joint Venture, to the extent any representations and warranties contained in any sale documents are broader than the representations and warranties made by Solutia to the Joint Venture in the Asset Transfer Agreement between Solutia and the Joint Venture, Solutia shall indemnify and hold harmless the Joint Venture to the extent of any such broader representations and warranties without regard to any deductible or de minimis as set forth in Sections 14.1(a) and 14.1(b) hereof, and (ii) with respect to the sale of the Lawrence, Kansas P2S5 facility by the Joint Venture, to the extent any representations and warranties contained in any sale documents are broader than the representations and warranties made by FMC to the Joint Venture in the Asset Transfer Agreement between FMC and the Joint Venture, FMC shall indemnify and hold harmless the Joint Venture to the extent of any such broader representations and warranties without regard to any deductible or de minimis as set forth in Sections 14.1(a) and 14.1(b) hereof."

     4.7.  [***** *****] AGREEMENTS.
     A new Section 27.3 is hereby added to the JVA:

     "27.3.  [***** ***** ***********  *************** ********
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     4.8.  P4 PENALTY.
     A new Section 27.4 is hereby added to the JVA:

     "27.4.  [** ******** *** ****** **** ******* ** ******* **********
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     *******

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

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     *********** ***** **** *********]

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)


     4.9.  P4 SALES.
     A new Section 27.5 is hereby added to the JVA:

     "27.5. P4 SALES BY SOLUTIA. In the event that the Solutia Group sells, transfers or otherwise conveys any business of the Solutia Group that consumes or is dependent upon elemental phosphorus
     (P4), notwithstanding the terms of Section 8.3 hereof, if Solutia does not partially assign its rights under the Supply Agreement or the New Supply Agreements, as the case may be, Solutia shall be permitted to sell or otherwise transfer elemental phosphorus (P4) to any purchaser or transferee of any such business of the Solutia Group that consumes or is dependent upon elemental phosphorus
     (P4)."

     4.10.  CARTERET ISRA FILING.
     A new Section 27.6 is hereby added to the JVA:

     "27.6. ISRA. FMC and Solutia agree that the Joint Venture's execution of a Remediation Agreement Application under ISRA with respect to FMC's Carteret, New Jersey site, and the Joint Venture's execution of any other documents in connection therewith or in connection with any ISRA remediation plan prepared by or on behalf of FMC, shall not modify or alter in any respect the terms of Section 15 of the JVA, and Section 15 shall remain fully applicable to Carteret. In addition, FMC shall hold Solutia and the Joint Venture harmless against any liability that the Joint Venture or Solutia may incur if any cost estimates prepared by FMC in connection with any ISRA remediation plan prepared by or on behalf of FMC are erroneous in any respect, but the foregoing provisions of this sentence shall not modify or alter in any respect the terms of Section 15 of the JVA, and Section 15 shall remain fully applicable to Carteret."

     4.11.  COKE.
     A new Section 27.7 is hereby added to the JVA:

     "27.7.  [******** **** ********** *** *****  ** *** ***** **** ***
     ***** ******* ******* *** ********** ** *** ********** ** ********
     **** **** ** *** ******** ** ** ********** **********
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     ******* ***** ***** ******** ** ****** ** * **********
     ************* *** ******* ****** *********** **** *** **** *****
     ** ********* ** *** ** ****** ** **** ** **** **********
     ********** ** **** **** *** ** ***** ********* ********* *****
     ***** **** ****** ******** ******* *** *** *** ***** ******* ****
     *** **** *********** *** ********* ********* ** *** ***** *****
     **** ****** ******** **** ********** * ****** **** ** **** ****
     **** ************  ** *** ***** ** * ********* *********** ***
     ****** **** ** ***** *** *** ***** ***** *** ********** ***
     ******* ** *** *** ************ ********** **** ******* **
     ********* *** **** **** *** ***** ******* *** ** ****** ***
     ********* ***** ** *** ***** ******* ***** *** ** **** **********
     ********* ******* *********** ** *** **** *** ******* **** ** ***
     *** **** ****** ********* *** *** ******* ******* ******** **
     ***** ***** ******** ** *** **** *** ******* **** ** *** *** ****
     ****** ********* *** *** *** ******* ******** ******** ** *****
     ***** ******** ** ** *** **** *** ******* **** ** *** ***** ****
     ****** ********* ******** ** ******* *** *** ******* *** ***
     ********** **** ***** ********** *** ******* ** **** **********
     ********** ** **** ********** ******* ** **** ***** *** *** ****
     ********* ** **** ********** ******* **** ** ***** ********** **
     ***** ** ****** *** ******* **** *** ** ***** ** *** ***** *******
     ***** *** ** **** ********* **** ********* ** *** ***** *** ***
     **** ********** ** **** ********* ** ** *** ******* ********
     ********* ** **** **** **** ************* ** ***** ********
     ********* ** **** **** **** ******* ***** *** ********* ********
     ** *** ***** ******* ****** ** *** ***** ** * **** ** *** ** *

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     ******* ** *** *** ******* ********* ******** ** *** ***** *******
     ** * ***** ***** ** ** *** *** ***** ***** *** * *** *********
     ******** ** *** ***** ******** *** **** ** ****** *** *****
     ******* ** ******* * ********* **** *********** *******
     *********** *** ************** ** ********** *** *** **** ** ****
     *** ******* ******** ************ ** *** ********* ** **********]

     4.12.  P2S5.
     A new Section 27.8 is hereby added to the JVA:

     "27.8. P2S5 OFF-SPEC INVENTORY. The Parties hereto acknowledge that certain of the inventory located at the FMC Group's Lawrence facility and located at the Solutia Group's Krummrich facility at the Effective Date is Off-Spec Inventory. As used in this paragraph "Off-Spec Inventory" shall mean any and all inventory of P2S5 existing at the Effective Date, that either (i) was not accepted by such facilities' customers upon delivery, or (ii) was withheld from shipment due to the failure of such P2S5 inventory to meet then-applicable specifications for finished product.
     Each of the FMC Group and the Solutia Group shall transfer an equal amount (in pounds) of Off-Spec Inventory to the Joint Venture on the Effective Date, which such amounts shall be valued at the raw material value and included on such party's Closing Balance Sheet.

     Any excess in Off-Spec Inventory above such equal amount shall be retained by the party holding such excess on the Effective Date (such party being, the "Retaining Party"). After the Effective Date, the Joint Venture shall provide storage, at the Retaining Party's expense, for the Off-Spec Inventory of the Retaining Party until such time as such Off-Spec Inventory is either reworked or disposed of as set forth in this Section. The Retaining Party shall be responsible for insuring such Off-Spec Inventory and shall have all risk of loss and liability associated therewith until disposed of or sold as provided for in this Section.

     After the Effective Date, the Parties hereto agree to cause the Joint Venture to use its commercially reasonable efforts to assist the Retaining Party to dispose of any Off-Spec Inventory by reworking such Off-Spec Inventory at the Joint Venture's Krummrich P2S5 facility. If such Off-Spec Inventory is successfully reworked into a product saleable to the Joint Venture's customers, the Joint Venture shall purchase such reworked Off-Spec Inventory from the Retaining Party by paying to the Retaining Party an amount equal to the Krummrich Facility's standard whole cost of P2S5, less the Joint Venture's costs and out-of-pocket expenses related to the reworking of such material, including any related freight costs paid or incurred by the Joint Venture.

     In the case of Off-Spec Inventory that either cannot be or has not been successfully reworked, the Joint Venture shall use commercially reasonable efforts to seek buyers for the remaining Off-Spec Inventory held by the Retaining Party. If such sale is in the best interests of both the Retaining Party and the Joint Venture, the Joint Venture shall sell such salable Off-Spec Inventory on behalf of the Retaining Party and pay the Retaining Party an amount equal to the net revenue realized on such sale less the Joint Venture's costs and out-of-pocket expenses related to sale and/or delivery of such material including, without limitation, any freight costs paid or incurred by the Joint Venture.

     The Joint Venture shall also use commercially reasonable efforts to find alternative uses for Off-Spec Inventory that cannot be reworked or resold as P2S5 as provided above, including without limitation, converting such material into salable Phosphorus Chemicals. If the Joint Venture is successful in converting such Off-Spec Inventory into salable Phosphorus Chemicals, the Joint Venture shall sell such products on behalf of the Retaining Party and pay the Retaining Party an

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     amount equal to the net revenue realized on such sale less the Joint Venture's costs and out-of-pocket expenses, including, without limitation, any tolling conversion fees paid to third parties and freight costs paid or incurred by the Joint Venture.

     If after exercising its commercially reasonable efforts to convert the Off-Spec Inventory into salable product, the Joint Venture reasonably determines that the remaining Off-Spec Inventory cannot be reworked or converted into a salable product, the Retaining Party shall be responsible for disposal of such material and shall bear all costs, expenses and liabilities (including, without limitation, environmental liabilities) related thereto. The Retaining Party agrees to properly dispose of all such Off-Spec Inventory in accordance with all applicable laws and regulations and in accordance with prudent environmental and safety standards.

     [*** ********* ***** ***** **** ** ***** ** **** *** ********
     ********** ****** ***** ** *** ***** **** *** ********* ***** **
     **** ****** *********** **** *** ***** ******** *** ** **** *****
     *** ******** *********** **** ******** **** ** *****]

     4.13.  POCATELLO CONSENT DECREE ASSETS.
     A new Section 27.9 is hereby added to the JVA:

     "27.9. POCATELLO CONSENT DECREE ASSETS. The Parties hereto acknowledge that certain of the assets necessary for FMC to be in compliance with the Consent Decree (the "PCDA") will not be contributed to the Joint Venture, but instead will be contributed to FMC Properties, LLC ("FMC Properties"), a special purpose wholly-owned subsidiary of FMC. The PCDA will be leased by FMC Properties to the Joint Venture (the "Master Lease"). In connection with this structure, FMC and Solutia have agreed that the Joint Venture will purchase an insurance policy or bond for each year during the term of such lease (each such bond or insurance policy being, the "Insurance Policy"), owned by the Joint Venture, with the Joint Venture as the beneficiary. The Joint Venture shall annually renew and prepay the premium for the following 12-month period for the Insurance Policy no less than 75 days prior to the expiration of the existing Insurance Policy.
     The Insurance Policy shall provide that if FMC does not fund the full amount of the payments under the Lease within 10 days of demand by the Joint Venture or if the Insurance Policy is not renewed as provided above (in either case upon the election of Solutia as a member of Astaris Idaho (as defined in Section 27.11) to make demand on the Insurance Policy) or if at the election of Solutia as a member of Astaris Idaho determines for reasonable business reasons to make demand on the Insurance Policy or exercise any other rights or remedies available to the Joint Venture, then the Insurance Policy shall fund such amount, without set-off or deduction and without regard to the solvency or insolvency of FMC. FMC and Solutia agree that the Insurance Policy shall be issued on or before the Effective Date. FMC shall cause the Insurance Policy to be issued on or before the Effective Date in a form reasonably acceptable to Solutia and FMC."

     4.14.  INVENTORY.
     A new Section 27.10 is hereby added to the JVA:

     "27.10. INVENTORY. The Parties hereto acknowledge that it is their intention that their respective Group contribute to the Joint Venture inventory that meets specification or is reworkable, and if such inventory is not in such condition and cannot be reworked (and the Parties agree that the Joint Venture will use its commercially reasonably efforts to rework such material), that it shall be the responsibility of such Group to reimburse the Joint Venture for the appropriate standard cost of replenishing said inventory. If in the 90 day period following the Effective Date, the Joint Venture determines in its commercially reasonable judgment that it has received from a Group non-reworkable, out of specification, or non-existent physical inventory, vis-a-vis such Group's Closing Balance Sheet, then it will contact FMC (if it is inventory from the FMC Group) or Solutia (if it is inventory from the Solutia Group), and if FMC or Solutia, as the case may be, and the Joint Venture cannot resolve such matters, then such disputes shall be handled by the dispute resolution procedures set forth in Article 25 hereof. No amount may be claimed by the Joint Venture against a Group unless such amount is in excess of $100,000 in the aggregate with respect to a Group. Notwithstanding the foregoing, this Section 27.10 does not apply to off-specification P2S5 inventory which is discussed above in Section 27.8."

     4.15.  STRUCTURE.
     A new Section 27.11 is hereby added to the JVA:

     "27.11.  STRUCTURE.

     27.11(A) The Parties hereto acknowledge that it is their intention that the initial structure of the Joint Venture in the United States shall be as shown on Appendix 27.11 attached hereto. This is an initial domestic structure and may be changed or modified at any time by the mutual written agreement of the Parties.

     27.11(B) All of the Solutia Group's Transferred Assets shall be contributed to a parent company initially known as Astaris LLC. Astaris LLC shall be owned 50% by Solutia and 50% by FMC.

     27.11(C)  Subject to Section 27.11(F), the FMC Group's
     Transferred Assets that are exclusively dedicated or exclusively used at the Pocatello Site, as well as its interest in the Master Lease (as defined below), shall be contributed by the FMC Group to an entity initially known Astaris Idaho LLC ("Astaris Idaho"). Astaris Idaho will initially be owned 99% by FMC and 1% by Solutia. The transfers described in this Section will occur prior to the contribution by FMC to Astaris LLC as described in Section 27.11(E).

     27.11(D) The FMC Group's Transferred Assets that are exclusively dedicated or exclusively used at the Kemmerer Site, or are mining properties, such as the Silica mine, the shale reserves or the phosphates reserves, shall be contributed by the FMC Group to an entity initially known Astaris Production LLC ("Astaris Production"). Astaris Production will initially be owned 99% by FMC and 1% by Solutia. In addition, a joint and undivided interest in all of the PPA Technology will be transferred by the FMC Group to Astaris Production. The transfers described in this Section will occur prior to the contribution by FMC to Astaris LLC as described in Section 27.11(E)

     27.11(E) Subject to Section 27.11(F), the FMC Group will contribute its remaining Transferred Assets, which will also include, without limitation, a 98% interest in both Astaris Idaho and Astaris Production, to Astaris LLC.

     27.11(F) All PCDA (as defined in Section 27.9) shall be contributed to FMC Properties (as defined in Section 27.9). FMC Properties shall be owned 100% by FMC. On the Effective Date, FMC Properties shall enter into a Master Lease Agreement with FMC Properties for the lease of all then or thereafter existing PCDA (the "Master Lease"). FMC will be obligated to fund all rentals and the purchase option in the Master Lease. FMC's obligations shall be secured by the Insurance Policy, as well as a pledge of all of the membership interests in FMC Properties in favor of Astaris Idaho and a security interest in favor of Astaris Idaho in all of FMC Properties' assets.

     27.11(G) Astaris Idaho and Astaris Properties will be member managed limited liability companies. Astaris LLC and its subsidiaries shall enter into such agreements as may be necessary from time to time with regards to tax, operations and other matters."

     4.16.  FMC PROPERTIES INDEMNITY.
     A new Section 27.12 is hereby added to the JVA:

     "27.12. FMC PROPERTIES INDEMNITY. FMC agrees to indemnify and hold harmless the Joint Venture and the Solutia Group from any tax liability arising in connection with the transactions contemplated by the Operating Agreement for FMC Properties, the Master Lease and the assignment of the Master Lease; provided, however, with respect to transfer taxes, FMC shall only indemnify the Joint Venture with respect to any transfer taxes in excess of the amount of transfer taxes that the Joint Venture would have been liable for under Section 20.2 of this Agreement had the PCDA been transferred by FMC to the Joint Venture as a Transferred Asset on the Effective Date.

     4.17.  BONDS.
     A new Section 27.13 is hereby added to the JVA:

     "27.13.  BONDS.

     27.13(A) FMC has entered into a Loan Agreement (as amended, modified, supplemented or restated the, "Loan Agreement") with the Industrial Development Authority of Power County, Idaho, dated as of August 1, 1999 (the "Issuer"). In connection therewith, the Issuer entered into an Indenture of Trust (as amended, modified, supplemented or restated from time to time, the "Indenture") with the Bank of New York, as trustee, dated as of August 1, 1999 (the "Trustee"). The Issuer issued $50,000,000 in bonds (the "Bonds") the proceeds of which were loaned to FMC pursuant to the Loan Agreement to be used by FMC to purchase certain PCDA (as defined in Section 27.9). In connection with the foregoing, FMC, the Issuer and the Trustee executed a Tax Exemption Certificate and Agreement, dated as of August 20, 1999 (as amended, modified, supplemented or restated, the "Tax Agreement") and FMC executed a Project Certificate, dated as of August 20, 1999 (the "Project Certificate"). The Indenture, the Loan Agreement, the Tax Agreement and the Project Certificate, together with the documents, agreements and certificates executed in connection therewith or delivered in connection therewith are collectively referred to as the "Bond Documents."

     Furthermore, FMC intends to finance certain additional PCDA by the use of additional bonds which will be issued after the Effective Date (the "Future Bonds"). Simultaneously with the issuance of the Future Bonds, (i) the defined term "Bonds" above shall be deemed to include the Future Bonds, and (ii) all documents, instruments and agreements executed in connection with the Future Bonds or delivered in connection with the Future Bonds (including, without limitation, all indentures, loan agreements and tax agreements) shall be deemed to be included in the definition of "Bond Documents."

     Finally, FMC has existing bonds relating to certain assets at the Pocatello, Idaho facility (the "Old Bonds"). All documents, instruments and agreements executed in connection with the Old Bonds or delivered in connection with the Old Bonds (including, without limitation, all indentures, loan agreements and tax agreements) shall be deemed to be included in the definition of "Bond Documents."

     27.13(B) Neither the Joint Venture, the Solutia Group, nor their respective employees, agents, officers and directors (collectively, the "Released Group", and individually, each being a "member of the Released Group"), shall be liable to FMC or any other member of the FMC Group (or any of their respective employees, agents, officers and directors) for, and FMC releases and discharges and shall cause each member of the FMC Group to release and discharge (and each officer, director, employee, and agent thereof to so release and discharge), each member of the Released Group from, any and all claims, damages, liabilities, actions, suits, proceedings, judgments, orders, fines, penalties, injuries, direct or liquidated damages, costs (including costs of defense and investigation) and expenses, including special, incidental consequential, exemplary, indirect or punitive damages (collectively, "Losses"), to, or suffered by, or incurred by, FMC or any other member of the FMC Group, or any officer, director, employee or agent of FMC or any member of the FMC Group arising out of or connected with in any manner the Old Bonds, the Bonds or the Bond Documents, including, without limitation, any sale, transfer or disposition of any asset purchased with proceeds of the Old Bonds or the Bonds by any person or entity, any action at the Pocatello facility (including the shutdown of such facility) or any change in control of the Joint Venture. It is the express intention of the Parties hereto that the release provided for in this subsection is to include, but not be limited to, a release by FMC and the FMC Group, and their respective officers, directors, employees and agents of each member of the Released Group from the consequences of any member of the Released Group's own negligence, to the extent that such negligence is either the sole, concurring or joint cause of the Losses. The foregoing Release does not include, with respect to the Joint Venture, any intentional or willful breach by the Joint Venture of Section 27.13(E) below.

     27.13(C) FMC hereby agrees to indemnify and hold harmless any member of the Released Group, from any and all Losses incurred or paid by any member of the Released Group, including, without limitation, to any FMC or any other member of the FMC Group (including an employee, contractor or agent of FMC or the FMC Group, or any of their officers, directors, employees or agents), or any third party (including an employee, contractor or agent of any member of the Released Group, or any of their officers, directors, employees or agents) arising out of or connected with any act or omission, negligent or otherwise, of any member of the Released Group with respect to the Old Bonds, the Bonds or the Bond Documents. It is the express intention of the Parties hereto that the indemnity provided for in this subsection is to include, but not be limited to, the Released Group from the consequences of each member of the Released Group's own negligence, to the extent that such negligence is either the sole, concurring or joint cause of the Losses. The foregoing indemnity does not include, with respect to the Joint Venture, any intentional or willful breach by the Joint Venture of Section 27.13(E) below. FMC and the FMC Group's obligations in this Section and its representation and warranty below are without regard to any deductible or de minimis as set forth in Sections 14.1(a) and 14.1(b) hereof

     27.13(D) FMC agrees to promptly provide written notice to the Joint Venture and to Solutia upon FMC receiving written notice of, or having knowledge of, any default under the Bond Documents. The failure of FMC to give any such notice shall not give rise to any liability by FMC to the Joint Venture or Solutia unless such failure is intentional or willful. FMC represents and warrants that with respect to any assets purchased with proceeds of the Old Bonds Astaris is not and will not be subject to any restrictions on transfer or use, or any other type of restriction, and such assets are not subject to any lien, encumbrance or security interest of any kind or nature.

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     27.13(E) The Joint Venture agrees to provide written notice to FMC and to Solutia no less than 60 days prior to the Joint Venture's change of the use from a solid waste disposal facility of any material assets being leased under the Master Lease (as defined in Section 27.9) which was purchased with the proceeds of the Bonds or selling, transferring, conveying or leasing any of the assets identified in the Master Lease (as defined in Section 27.9) as being purchased with the proceeds of the Bonds; provided, however, the foregoing obligation of the Joint Venture shall not apply to any the ordinary course replacement of any such nonmaterial assets; and provided further, however, with respect to an involuntary sale, transfer, lease or conveyance of such assets, whether by the Joint Venture or any third party, including, without limitation, any action taken by any creditor of the Joint Venture, the Joint Venture shall not be obligated to give prior notice of such involuntary sale, transfer, lease or conveyance of such assets, but upon the Joint Venture receiving notice of such involuntary sale, transfer, lease or conveyance, the Joint Venture shall use its reasonable efforts to provide notice of such involuntary sale, transfer, lease or conveyance of such assets to FMC. The failure of the Joint Venture to give any such notice shall not give rise to any liability by FMC to the Joint Venture or Solutia unless such failure is intentional or willful.

     27.13(F) The Joint Venture shall as promptly as reasonably practical respond to FMC's reasonable inquiries made to the Joint Venture by FMC from time to time regarding the use of the assets purchased with the proceeds of the Bonds subject to the Master Lease.

     27.13(G)  All references to the "Joint Venture" in this Section
     27.13 shall refer to the Joint Venture and its successors and assigns."

     4.18.  [****** ****]
     A new Section 27.14 is hereby added to the JVA:

     "27.14.  [****** ****] SALES CONTRACT.  [**** ******* ** ****
     ******* ********** ****** ******** ** *** ******* *** *** ******
     ***** ***** **** ** ***** ** ******* ** * ****** ********** *****
     ******** *** **** **** ******* ************ *** ******* ***** ****
     *** **** ********** *** ***** ******* *** ******* ******* ** ***
     ********* ** *** ****** ********* ** *** **** **** ** *** *****
     ******* ** ***** ** ********** **** *** ********** ******* ***
     **** ******* *** ***** ******** ***** ****** ******** ************
     ******** ** *** *********** ** *** ********** **********]

     4.19.  CARONDOLET PROJECT.
     A new Section 27.15 is hereby added to the JVA:

     "27.15. CARONDOLET ASSETS. Notwithstanding anything to the contrary in any of the Limited Liability Company Agreements of the Joint Venture, in the event that the Internal Revenue Service succeeds in requiring the Joint Venture to capitalize (and depreciate) installation of a cooling tower for the STP cooling water at Carondolet to be funded by Solutia (the "Carondolet Project"), then the parties agree that: (i) Solutia's funding of the Carondolet Project shall (for purposes of the Limited Liability Agreements and for income tax purposes) be treated as a capital contribution to the Joint Venture; and, (ii) tax depreciation allowed to the Joint Venture on the Carondolet Project shall be specially allocated to Solutia."

5. REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants to the other Party as of the date hereof that (i) this Amendment has been duly authorized by such Party's Board of Directors,

(ii) no consents are necessary from any third Person for such Party's execution, delivery or performance of this Amendment which have not been obtained, and (iii) this Amendment constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws related to creditors rights generally or by the application of equity principles.

6. EFFECT OF AMENDMENT; REAFFIRMATION. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either Party under the JVA, nor constitute a waiver of any provision of the JVA. Each reference in the JVA and in this Amendment to "the JVA", "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall be read as referring to the JVA as amended by this Amendment. Each Party hereby acknowledges and confirms that except as expressly amended hereby, the JVA remains in full force and effect.

7. GOVERNING LAW. This Amendment shall be governed by and construed under the laws of the State of New York without giving effect to choice or conflicts of law principles thereunder.

8. SECTION TITLES. The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.

9. COUNTERPARTS; FACSIMILE TRANSMISSIONS. This Amendment may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Amendment may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.



{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS}

(The information below marked by * and [] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

                           SOLUTIA INC.

                           By:           /s/ Dennis Cavner
                                       ---------------------------------
                           Print Name:       Dennis Cavner
                                       ---------------------------------
                           Title:            Vice President
                                       ---------------------------------





                           FMC CORPORATION

                           By:           /s/ Robert I. Harries
                                       ---------------------------------
                           Print Name:       Robert I. Harries
                                       ---------------------------------
                           Title:            Vice President
                                       ---------------------------------





ATTACHMENTS TO THE THIRD AMENDMENT TO THE JOINT VENTURE AGREEMENT [OMITTED]

Attachment C to Appendix 1.15 to the JVA

New Appendix 7.1 to the JVA to replace the existing Appendix 7.1

New Appendix 15.2 to the JVA (Pocatello Consent Decree Asset Principles)

New Appendix 24 to the JVA (Brazilian Restructuring)

New Appendix 27.11 to the JVA (Joint Venture Structure)

Appendix 27.14 to the JVA ([******] example)

                        OMITTED ATTACHMENTS

A list briefly identifying the contents of all omitted attachments to this Third Amendment to Joint Venture Agreement appears on page 16 of the Third Amendment. Solutia will furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted attachment.